Exhibit 99.5

Acquisition of Majorel by Teleperformance Conference call 26 April 2023

Certain information included in this presentation are not historical facts but are forward-looking statements. These forward-looking statements are based on current beliefs, expectations and assumptions, including, without limitation, as to the potential combination of Teleperformance with Majorel, and involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements, or industry results or other events, to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements speak only as of the date of this presentation and Teleperformance expressly disclaims any obligation or undertaking to release any update or revisions to any forward-looking statements included in this presentation to reflect any change in expectations or any change in events, conditions or circumstances on which these forward-looking statements are based. Such forward-looking statements are for illustrative purposes only. Forward-looking information and statements are not guarantees of future performance and are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Teleperformance. The forward-looking statements included in this presentation do not include any assumption for a further significant deterioration in market conditions or the current geopolitical situation. These risks and uncertainties include those discussed or identified under section 2.1 of the Universal Registration Document of Teleperformance, filed with the French Autorité des Marchés Financiers (AMF) on 27 February 2023 and available on the Teleperformance’s website (www.teleperformance.com) and the AMF’s website (www.amf-france.org). This presentation includes only summary information and does not purport to be comprehensive. No reliance should be placed on the accuracy or completeness of the information or opinions contained in this presentation. Information related to Majorel included in this presentation has been extracted from public information released by Majorel, including from its 2022 annual report, and is not the responsibility of Teleperformance. Financial information related to Majorel has neither been audited nor reviewed by Teleperformance’s auditors. This presentation is for information purposes only and does not, and shall not, constitute an offer to sell or a solicitation of an offer to buy or subscribe any securities of Teleperformance or Majorel nor a solicitation to offer to purchase or to subscribe securities of Teleperformance or Majorel in any jurisdiction, including in France and the Netherlands. 2

1 2 Majorel at a glance 3 Combined impacts and financing 3

1 Price of 30€ per share (ex-dividend for 2022), for a total consideration of €3bn Majorel shareholders to receive €2bn in cash and €1bn in Teleperformance shares at an exchange ratio of 0.1382(1) TP share for every Majorel share – Mix cash/shares with a total of Teleperformance shares capped Majority shareholders in Majorel, (i) Bertelsmann Luxembourg S.ar.l. (“Bertelsmann”) and (ii) Saham Customer Relationship Investments Limited and Saham Outsourcing Luxembourg S.ar.l. (together, “Saham”) have each irrevocably committed to tender their shares in Majorel and to receive between 1/3 and 42.2% of their stake in TEP shares The supervisory and management boards of Majorel have welcomed the transaction The transaction is subject to regulatory approvals and is expected to close between Q4-2023 and Q1-2024 Notes: (1) rounded figure corresponding to an exchange ratio of 30/217 4

1 Complementary positions across key geographies Deepens expertise across industry verticals with a highly diversified client portfolio Enhances Digital transformation capabilities and services Increases management depth with a strong cultural fit and a shared vision Significant run-rate cost synergies potential of €100m—€150m Fully accretive transaction even without any synergies; early achievement of TP’s 2025 objectives 5

1 A broadened three-dimensional approach Enhanced leadership and global presence in both major client markets and delivery footprints Complementary capabilities in key geographies – Expansion of Digitally Integrated Teleperformance’s strength in servicing the Americas is complemented by Majorel’s strength in Business Services Europe Further scale and capabilities in Trust & Safety Scaled up leading presence in Asia-Pacific and Africa Broad portfolio of digital transformation capabilities and services Strengthen expertise in key industry verticals Deepening of expertise across multiple industry verticals with a highly diversified Client portfolio, including Technology, Banking & Financial Services, Insurance, Travel, Energy & Utilities, Retail & FMCG, Government Services and Automotive verticals 6

1 Presence in over 100 countries Ranked #1 in revenue and employees FY22 Revenue(2) (in €Bn), unless otherwise stated Mar-23 Aug-21 Oct-22 10.2 A (3) oupAloriTelus (4) Comdata (5) A Enhancing presence in key markets Highly relevant nearshore platforms in Africa Continental Europe China Notes: (1) Countries operated by both Teleperformance and Majorel; (2) USD/EUR = 0.9376 as of 30/12/2022; (3) FY22 pro forma of Webhelp acquisition; (4) Ex-Sitel, FY21 Revenue; (5) PF expected revenue 7

1 Proposed transaction and Acquisition Rationale 2 3 Combined impacts and financing 8

2 82k+ 70+ 500+ many team members languages clients Industry awards worldwide worldwide Agile & reliable delivery to leading brands 45 160+ 25+ 130+ 42% countries sites multilingual countries team members present hubs served working from home 9

2 1 Introduction 2 3 4 A trusted partner for rich, end-to-end CX End-to-end services Customer Interaction Services Business Process Services Tech & Expert Services l es Omnichannel Sales & Loyalty & Tech support Integrated front- & Content Services Vertical Digital Majorel X MajUP for Digital Examp customer service marketing retention back-office solutions Trust & Safety BPO services consumer (consulting, startups solutions engagement design, and technology) Global Internet clients Client centricity Other verticals, e.g., BFSI, Auto, CPG, Utilities Domain expertise Global platform Next-gen technology Home for talent Diversity Wellbeing & Resiliency FY 2022 financial results | March 2023 9 10

2 Revenue, by industry Revenue, by geography Other China & East Asia 27% 6% Global English, (1) Europe, Africa & Global Internet Middle East & SE 52% Asia South America Telco 24% 70% 9% (2) BFSI 12% 500+ clients worldwide Strong position in particular in EMEA Strong focus on high growth markets: 25+ multilingual hubs Global Internet & BFSI clients Notes: 2022 Net Revenues of €2,080m; (1) Global Internet includes digital & technology companies, social media platforms and digital retailers; (2) BFSI = Banking, Financial Services & Insurance 11

2 Net Revenue (2020-2022) Operating EBITDA (2020-2022) (€m) (€m) +25% CAGR ‘20-‘22 2,080 14.8% 17.9% 17.8% 36% CAGR ‘20-‘22 1,752 +19% like-for-like 369 +16% growth (excl. 1,340 313 like-for-like Covid impact) growth (excl. Covid impact) 199 2020 2021 2022 2020 2021 2022 Operating EBITDA Operating EBITDA margin Note: Reported figures 12

1 Proposed transaction and Acquisition Rationale 2 Majorel at a glance 3 13

3 Growth, profitability and EPS accretion COMBINATION Excl. run-rate Incl. €100m—€150m of In €m, 2022 figures Illustrative combined financials cost synergies run-rate cost synergies 8,154 2,080 10,234 10,234 Net revenue % growth vs. 2021 +14.6% +18.7% +15.4% +15.4% Above 2025 target EBITDA(1) 1,750 369 2,119 2,244(2) % of revenue 21.5% 17.8% 20.7% 21.9% Accretive in first year before synergies EPS Accretive double digit pro-forma of run-rate cost synergies Notes: (1) Operating EBITDA for Majorel, (2) Assuming mid-point run-rate cost synergies of €125m 14

3 Financing and capital structure Liquidity & Leverage Maintain significant financial flexibility Committed financing in place for Expected BBB rating to remain unchanged the transaction: Already secured financing for the €2bn cash Robust capital structure and strong cash generation alternative from leading financial provide financial flexibility for further growth institutions opportunities The leverage of the combined company will remain moderate: Confirmed dividend policy with a ~35% pay-out and growing DPS year-on-year Leverage of 1.8x pro-forma 2023e EBITDA(1) Note: (1) Based on brokers consensus, excluding synergies impact 15

A combination with a solid next-gen CX player with attractive complementarity Strong strategic and cultural fit, enabling smooth integration A perfect fit with TP Cube strategy, with 2025 Revenue objectives achieved 2 years in advance EPS accretive in the first year before synergies; and accretive double digit with pro-forma run-rate synergies Significant financial flexibility maintained to pursue further inorganic growth Fully financed transaction and secured with hard irrevocable from the main shareholders (>79%) 16

teleperformance.com teleperformanceblog.com /company/teleperformance @teleperformance_group /teleperformanceglobal /teleperformance @teleperformance